AMENDED AND RESTATED THREE-PARTY AGREEMENT

This Amended and Restated Three-Party Agreement (the “Agreement”), effective as of October 14, 2019, is entered into by and among Cottonwood Communities, Inc., a Maryland corporation (the “REIT”), Cottonwood Communities O.P., LP, a Delaware limited partnership (the “Operating Partnership”) and CC Advisors III, LLC, a Delaware limited liability company (“CC Advisors”). The REIT, the Operating Partnership and CC Advisors are individually referred to as a “Party” and collectively referred to as the “Parties.”
WHEREAS, the REIT is currently conducting an offering of shares of its common stock to the public in an offering registered pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (file no. 333-215272) (the “Offering”) and declared effective on August 13, 2018.
WHEREAS, the REIT has determined to amend the Offering to add a Class T share of common stock to facilitate the participation in the Offering by certain broker dealers that require a share class with a deferred commission option.
WHEREAS, CC Advisors has previously agreed to be obligated to pay all Organization and Offering Expenses related to the Offering on the REIT’s behalf without reimbursement by the REIT.
WHEREAS, in connection with the transactions described herein, the REIT and the Operating Partnership have agreed that they shall each enter into an Advisory Agreement with CC Advisors, (the “Advisory Agreement”) in order to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to CC Advisors and its affiliates.
WHEREAS, the Parties have determined to amend and restate the Three-Party Agreement dated August 13, 2018 and amended effective as of March 1, 2019 and assigned to CC Advisors effective as of March 1, 2019 (the “Original Three-Party Agreement”) to specify that CC Advisors will be responsible for the payment of the deferred selling commission associated with the Class T shares of common stock to be sold in the Offering.
WHEREAS, for the avoidance of doubt, nothing in this Agreement shall modify or terminate any obligations of parties to the Original Three-Party Agreement as in effect from August 13, 2018 through the date hereof.
Capitalized terms used herein but not otherwise defined shall have the same meaning as set forth in the Advisory Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby amend and restate the Original Three-Party Agreement as follows:
1.Payment of Expenses.
1.1.    Organization and Offering Expenses. CC Advisors shall pay the Organization and Offering Expenses related to the Offering, whether incurred before or after the date of this Agreement, as its direct obligation.
1.2.    Selling Expenses. CC Advisors shall enter into the Amended and Restated Dealer Manager Agreement for the Offering with the REIT and Orchard Securities, LLC (the “Dealer Manager Agreement”), pursuant to which CC Advisors will be obligated to pay all the selling commissions, including the deferred selling commission associated with the Class T share of common stock, and the dealer manager fees (together, the “Selling Expenses”) due pursuant to the Dealer Manager Agreement. The REIT shall be responsible for all obligations assigned to it in the Dealer Manager Agreement.
2.Advisory Agreement. The REIT, the Operating Partnership and CC Advisors will enter into an Advisory Agreement, the form of which is attached hereto to as Exhibit A.
3.Termination Date. This Agreement shall terminate upon termination of the Offering.
4.Miscellaneous.
4.1.    Counterparts. This Agreement may be executed in several counterparts, which may be delivered by facsimile or electronic mail, and all so executed shall constitute one Agreement, binding on all of the Parties hereto, notwithstanding that all of the Parties are not signatory to the original or the same counterpart.
4.2.    Further Acts and Documents. Each of the Parties hereto hereby covenants and agrees to execute and deliver such further instruments, documents and other agreements and to do such further acts and things as may be necessary to carry out the purposes of this Agreement.
4.3.    Notices. All notices under this Agreement shall be in writing and shall be given to the Party entitled thereto, by personal service or by mail, posted to the address set forth below for such person or at such other address as such Party may specify in writing.
To the REIT:
Cottonwood Communities, Inc.
6340 South 3000 East, Suite 500
Salt Lake City, UT 84121
Attn: Gregg Christensen
To the Operating Partnership:
Cottonwood Communities O.P., LP
6340 South 3000 East, Suite 500
Salt Lake City, UT 84121
Attn: Gregg Christensen
To CC Advisors:
CC Advisors III, LLC
6340 South 3000 East, Suite 500
Salt Lake City, UT 84121
Attn: Gregg Christensen
4.4.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah.
4.5.    Venue. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Salt Lake City, Utah.
4.6.    Successors and Assigns. The terms and provisions of this Agreement shall be bind upon and shall inure to the benefit of the successors and assigns of the respective Parties.

[Signatures on following pages.]
IN WITNESS WHEREOF, this Agreement is effective as of the date first set forth above.
REIT:

Cottonwood Communities, Inc.,
a Maryland corporation

By:    /s/ Gregg Christensen
Gregg Christensen,
Chief Legal Officer

OPERATING PARTNERSHIP:

Cottonwood Communities O.P., LP,
a Delaware limited partnership

By:	Cottonwood Communities, Inc.,
a Maryland corporation, its general partner

By:	/s/ Gregg Christensen
Gregg Christensen,
Chief Legal Officer

CC ADVISORS:

CC Advisors III, LLC,
a Delaware limited liability company

By:	Cottonwood Communities Advisors, LLC,
a Delaware limited liability company, its sole member

By: Cottonwood Capital Management, Inc.,
a Delaware corporation, its manager

By: /s/ Gregg Christensen
Gregg Christensen,
Chief Legal Officer
EXHIBIT A
FORM OF ADVISORY AGREEMENT